Gran Tierra Energy Canada ULC
300, 625 11th Avenue S.W.
Calgary, Alberta
T2R 0E1

Exhibit 10.3
April 15, 2014

PERSONAL & CONFIDENTIAL
Mr. Duncan Nightingale
c/o Gran Tierra Energy Colombia

Dear Duncan:

RE: EXPATRIATE ASSIGNMENT LETTER AGREEMENT, DATED DECEMBER 7, 2010, BETWEEN GRAN TIERRA ENERGY INC. (“GTEI”) AND DUNCAN NIGHTINGALE (AS AMENDED)
(the “Amended Expatriate Agreement”) – FURTHER AMENDMENT

Further to our discussions, we are pleased to propose to you the following further amendment to the Amended Expatriate Agreement:

1.	The following is inserted after item “K” of Clause 5 (COMPENSATION):

l. For the 2013 taxation year and subsequent taxation years (if any) while on this expatriate assignment and deemed a non-resident of Canada for taxation purposes under the Canada-Colombia Income Tax Treaty, GTEI or one of its affiliates will reimburse you up to a maximum of CAD $10,000 per taxation year for the loss of your annual RRSP contribution amount. The amount of the annual reimbursement will be calculated as follows:

•
Amount of Reimbursement = CAD $10,000 * (Lost RRSP Contribution Room as a result of Canadian taxation non-residence status / Canada Revenue Agency RRSP Contribution Limit) * (number of days employed by GTE ULC during the taxation year / 365 days).

For example,

•	For the 2013 taxation year, since you earned no Canadian employment income, the Lost RRSP Contribution Room = $24,270.

•	For the 2013 taxation year, the Canada Revenue Agency RRSP Contribution Limit = $24,270.

•	For the 2013 taxation year, you were employed 365 days by GTE ULC, therefore:

◦	For the 2013 taxation year the Amount of Reimbursement = CAD $10,000 * ($24,270 / $24,270) * (365 / 365) = CAD $10,000.

This payment is net after tax and will be paid in the month of May in the year following the taxation year.

If the foregoing is satisfactory, please acknowledge your acceptance by countersigning (below) and returning to me a copy of this letter.

If you have any questions, please contact Wes Carter, Director Human Resources.

Sincerely,
Gran Tierra Energy Canada ULC

/s/Dana Coffield

Dana Coffield
President

Expatriate Agreement – Amendment – Duncan Nightingale

I acknowledge and agree to the above:

/s/Duncan Nightingale
Duncan Nightingale

Date “21/04/14”

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